EXHIBIT 4.1

EXECUTION VERSION

SOLAR STAR FUNDING, LLC

as Issuer,

and

the Guarantors named herein

and

Wells Fargo Bank, National Association,

as Trustee

________________________

FIRST SUPPLEMENTAL INDENTURE
RELATING TO 3.95% SERIES B SENIOR SECURED NOTES DUE 2035

Dated as of March 12, 2015
to
INDENTURE
Dated as of June 27, 2013

________________________

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THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of March 12, 2015 (the "Effective Date"), is between Solar Star Funding, LLC, a Delaware limited liability company (the "Issuer"), each of the other Obligors (as hereinafter defined) and Wells Fargo Bank, National Association, as trustee (the "Trustee") and amends and supplements the Base Indenture referred to below.

RECITALS

WHEREAS, each of the Issuer and the Guarantors listed on the signature pages hereto (the "Guarantors" and, together with the Issuer, the "Obligors") have executed and delivered to the Trustee an Indenture, dated as of June 27, 2013 (the "Base Indenture", as amended by, and together with this First Supplemental Indenture, the "Indenture"), pursuant to which the Issuer has duly issued its 5.375% Series A Senior Secured Notes due 2035 in the aggregate principal amount of $1,000,000,000, of which $1,000,000,000 in aggregate principal amount are outstanding as of the Effective Date (the "Series A Notes");
WHEREAS, pursuant to Sections 9.01(8) of the Base Indenture, a supplemental indenture may be entered into by the Obligors and the Trustee without the consent of any Holders (as defined in the Base Indenture) to establish Additional Notes (as defined in the Base Indenture), upon satisfaction of the conditions set forth in Sections 2.13 and 4.09(a)(2) of the Base Indenture, in the amounts and for the purposes permitted herein;
WHEREAS, each of the Obligors has authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance and the term of the 3.95% Series B Senior Secured Notes due 2035 in the aggregate principal amount of $325,000,000 (the "Series B Notes");
WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement of the Issuer enforceable in accordance with its terms have been duly performed and complied with; and
NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have hereby agreed, for the equal and proportionate benefit of all Holders of the Series B Notes, as follows:

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ARTICLE I
RELATION TO BASE INDENTURE; DEFINITIONS
Section 1.1    Relation to Base Indenture.
Unless otherwise stated herein, the terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Obligors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling with respect to the Series B Notes.
The Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Obligors, or for or with respect to (1) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Obligors, (3) the due execution hereof by the Obligors or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
Section 1.2    Generally.
The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.
Section 1.3    Definition of Certain Terms.
Capitalized terms used herein and not otherwise defined herein or amended in this Section 1.3 shall have the respective meanings ascribed thereto in the Base Indenture.
"Series A Issue Date" means June 27, 2013, the date of issuance of the Series A Notes.
"Issue Date", for the purposes of the Series B Notes, means the date of the original issuance of the Series B Notes.
ARTICLE II
TERMS OF THE SERIES B NOTES
Section 2.1    Form and Dating.
The Series B Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto, respectively. As set forth in the Base Indenture, Exhibits A1 and A2 of the Base Indenture shall not apply to the Series B Notes and any reference to Exhibits A1 and A2 in the Base Indenture shall, with respect to the Series B Notes, instead be deemed to refer to Exhibits A1 and A2 of this First Supplemental Indenture.

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ARTICLE III
MISCELLANEOUS PROVISIONS
Section 3.1     Headings.
The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.2     Counterpart Originals.
The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.3     Severability.
In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.4    Successors and Assigns.
All agreements of the Issuer in this First Supplemental Indenture and the Series B Notes will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors. In case any provision in this First Supplemental Indenture or in the Series B Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 3.5     Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE SERIES B NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.
Dated as of March 12, 2015

SOLAR STAR FUNDING, LLC
as Issuer

By: /s/ Kevin D. Dodson
Name: Kevin D. Dodson
Title: Vice President

SSC XIX, LLC
as Guarantor

By: /s/ Kevin D. Dodson
Name: Kevin D. Dodson
Title: Vice President

SSC XX, LLC
as Guarantor

By: /s/ Kevin D. Dodson
Name: Kevin D. Dodson
Title: Vice President

SOLAR STAR CALIFORNIA XIX, LLC
as Guarantor

By: /s/ Kevin D. Dodson
Name: Kevin D. Dodson
Title: Vice President

SOLAR STAR CALIFORNIA XX, LLC
as Guarantor

By: /s/ Kevin D. Dodson
Name: Kevin D. Dodson
Title: Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]
NY\6911252.7

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By: /s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]
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[Face of Note]

CUSIP/CINS 83416W AB9
3.95% Series B Senior Secured Notes due 2035
No. ___    $____________
SOLAR STAR FUNDING, LLC
promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS in installments on the dates and in the amounts as set forth in Schedule 1 hereto and made part hereof.
Interest Payment Dates: June 30 and December 30
Record Dates: June 15 and December 15

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Dated: __________
SOLAR STAR FUNDING, LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
    Authorized Signatory

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[Back of Note]
3.95% Series B Senior Secured Notes due 2035
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. Solar Star Funding, LLC, a Delaware limited liability company (the "Issuer"), promises to pay or cause to be paid interest on the principal amount of this Note at 3.95% per annum from March 12, 2015 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 30, 2015. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest, and will make payments of principal in accordance with Schedule 1 hereto, on the Series B Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Series B Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent on or before the relevant record date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3)    PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture dated as of June 27, 2013 (the "Base Indenture") among the Issuer, the Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of March 12, 2015 (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture") among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer, secured on a first priority basis by a security interest in substantially all of the Issuer's assets, pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder, subject however to the provisions of Section 4.09 of the Indenture.
(5)    OPTIONAL REDEMPTION.
(a)    At any time prior to the Maturity Date the Issuer will have the right, at its option, to redeem any of the Notes, in whole at any time or in part from time to time prior to their maturity, on at least 30 days' but not more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes being redeemed and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the "Make-Whole Amount"), plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes up to, but not including, the redemption date (subject to the right of the Holder on the relevant record date to receive interest due on the relevant interest payment date).
(b)    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

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(7)    NO SINKING FUND. The Issuer is not required to make sinking fund payments with respect to the Notes.
(8)    CHANGE OF CONTROL REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase all or a portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"), (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). Within 10 days following the date upon which a Change of Control has occurred, the Issuer will send, by first-class mail a notice describing the transaction or transactions that Constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9)    MANDATORY REDEMPTION.
(a)    If:
(1)    all or a portion of either Project is destroyed, condemned, seized or expropriated,
(2)    the Obligors receive Loss Proceeds from insurance, indemnification, condemnation or otherwise as a result of such event noted above in excess of an amount equal to $15.0 million in the aggregate for both Projects, which amount shall have been deposited into the Loss Proceeds Account pursuant to Section 3.10 of the Depositary Agreement; and
(3)    (a) the Issuer does not submit a Reinvestment Certificate within the later of (i) 90 days of the occurrence of such Loss Event and (ii) 60 days after the applicable Obligor(s) receive the applicable Loss Proceeds related to such Loss Event (or promptly upon the Issuer's determination not to undertake any Restoration Work in connection with such Loss Event), (b) the Issuer fails to submit an acceptable Reinvestment Plan (as approved by the Required Lenders, which approval shall not be unreasonably withheld or delayed, in consultation with the Independent Engineer) within the same time period set forth in clause (a), (c) the applicable Obligor fails to undertake any Restoration Work to the extent required in accordance with the applicable Reinvestment Plan, (d) the applicable Obligor fails to complete such Restoration Work within 270 days following the occurrence of such Loss Event (provided that such period may be extended for an additional 180 days in the event the applicable Obligor(s) are using commercially reasonable efforts to complete such Restoration Work), or (e) upon completion of such Restoration Work, the amount of excess Loss Proceeds not needed for such purpose is greater than $15.0 million in the aggregate for both Projects;

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then, within five (5) Business Days thereof, or any other applicable event described in Section 3.10 of the Depositary Agreement pursuant to which Loss Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.10(b)(ii), (iii), (v) or 3.10(c)(ii) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such Loss Proceeds or excess or remaining Loss Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(b)    If a Title Event occurs, the applicable Obligor will use Title Event Proceeds to pay or reimburse costs and expenses necessary to remedy the applicable Title Event. Upon the completion of the effort to remedy any Title Event, if the amount of any excess Title Event Proceeds not needed for such purpose is in excess of $25.0 million in the aggregate for both Projects, the Issuer will, within five (5) Business Days following its delivery to the Trustee and the Collateral Agent of an Officer's Certificate certifying, among other things, the result of the effort to remedy such Title Event, direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such excess Title Event Proceeds to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such excess Title Event Proceeds to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of the Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such excess Title Event Proceeds. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(c) If:
(1)     the applicable Obligors receive any Performance LD Proceeds in excess of $25.0 million in the aggregate for both Projects; and

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(2)(a)     the Issuer does not submit a Reinvestment Certificate within the 60 days after it receives such Performance LD Proceeds (or promptly upon the Issuer's determination not to undertake any Performance LD Reinvestment Work with such Performance LD Proceeds), (b) the Issuer fails to submit an acceptable Reinvestment Plan (as approved by the Required Lenders, which approval shall not be unreasonably withheld or delayed, in consultation with the Independent Engineer) within the same time period set forth in clause (a), (c) the applicable Obligor fails to complete such Performance LD Reinvestment Work within 90 days following the receipt of such Performance LD Proceeds (provided that such period may be extended for an additional 60 days if the applicable Obligor(s) are using commercially reasonable efforts to complete such Performance LD Reinvestment Work), or (d) upon completion of any Performance LD Reinvestment Work, the amount of excess Performance LD Proceeds not needed for such purpose is greater than $25.0 million in the aggregate for both Projects;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Performance LD Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.11(b)(ii), (iv) or (vi) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Performance LD Proceeds or such excess or remaining Performance LD Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
Notwithstanding the foregoing, if on the Commercial Operation Date, for the later of the Projects to achieve Commercial Operation, the Projects are capable of generating at least 500.00MW of electricity in the aggregate, the Issuer shall not be obligated to make such prepayment or redemption otherwise required pursuant to this clause (c) if it instead elects to be subject to the provisions of a Permitted Capacity Reduction, including the mandatory redemption required thereunder.

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(d)    If:
(1) the Obligors receive any Project Contract Termination Proceeds in excess of $25.0 million in the aggregate for both Projects; and
(2)(a) the Issuer does not submit a Reinvestment Certificate within 60 days after it receives such Project Contract Termination Proceeds (or promptly upon the Issuer's determination not to undertake any Project Contract Replacement Work with such Project Contract Termination Proceeds) or (b) upon completion of such Project Contract Replacement Work, the amount of excess Project Contract Termination Proceeds not needed for such purposes is greater than $25.0 million in the aggregate for both Projects;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Project Contract Termination Proceeds are deposited into the Note Redemption Account pursuant to Section 3.11(c)(ii) or (iv) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth under Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be prepaid or redeemed out of such Project Contract Termination Proceeds or excess Project Contract Termination Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(e)    In the event that, on any Quarterly Date, the conditions for making a Restricted Payment are not satisfied, remaining monies in the Distribution Suspense Account will not, except as indicated in the following sentences, be distributed therefrom until the conditions for making a Restricted Payment are satisfied. If such amounts have been on deposit in the Distribution Suspense Account longer than eight consecutive Quarterly Dates and the Issuer has not been permitted to make a Restricted Payment because the conditions for making such Restricted Payment have not been satisfied, within five Business Days following the eighth consecutive Quarterly Date, the Issuer, will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such remaining monies to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any)

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of such remaining monies to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be prepaid or redeemed out of such amounts remaining in the Distribution Suspense Account, provided that the Issuer shall be entitled to request that any such amounts may be applied instead to the payment of Project Costs (excluding costs described in clause 7(b) of the definition of Project Costs), operating expenses or other transaction costs. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(f)    In the event of: (i) any reduction to the Facility Capacity of a Project as a result of the Capacity Test under the EPC Contract for such Project or (ii) the occurrence at the Commercial Operation Date for such Project, of any situation that would otherwise require a Mandatory Redemption pursuant to Section 4.42 of the Indenture, such Facility Capacity may be reduced on such date in accordance with the terms of such EPC Contract and the PPA for such Project or as otherwise set forth herein and no breach or default under the Financing Documents or any relevant Major Project Contract shall be deemed to have occurred as a result of such reduction or the events giving rise thereto; provided, that, (a) within 30 days after the effective date of such reduction, the Issuer shall have delivered to the Collateral Agent and the Independent Engineer a certificate setting forth the aggregate principal amount of Notes ("Adjusted Senior Note Amount") that could have been issued if such Notes had originally been issued with respect to the Project(s) at such reduced capacity, provided that the Projected Debt Service Coverage Ratio calculated after giving effect to such Project(s) capacity reduction and the Adjusted Senior Note Amount, shall equal or exceed the projected minimum Debt Service Coverage Ratios for each annual period during the projected period during the period covered by the Base Case Projections as set forth in the Base Case Projections (as certified by the Independent Engineer and set forth in Exhibit D to the Base Indenture), (b) within 60 days after the Issuer's delivery of the certificate set forth in clause (a), the Issuer shall have redeemed Notes in the aggregate principal amount, if any, by which the then aggregate outstanding principal amount of Notes exceeds the Adjusted Senior Note Amount (the "Capacity Reduction Payment"), at a price equal to par, plus accrued and unpaid interest to the date of such redemption, if any, without premium or penalty, in accordance with the provisions set forth in Section 3.09 of the Indenture, (c) the Major Project Contracts otherwise remain in effect with respect to the Project(s) at such reduced capacity, (d) if applicable, all liquidated damages or other payments required to be paid by SunPower Corporation under the EPC Contract(s) in respect of such reduction in capacity have been paid and (e) if applicable, all payments required to be paid by the applicable Project Company under the PPAs have been paid.

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(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holders will be required to pay all taxes due upon transfer, unless the Issuer or any of its Affiliates is a party to the transfer. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee (with respect to the obligations of the Guarantors to the Holders) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from acceleration that has been cured) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of any Obligor's obligations to Holders by a successor to the Issuer pursuant to the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; to conform the text of the Indenture, the Notes, the Guarantees or the Security Documents, to any provision of the "Description of the Notes" section of the Issuer's Offering Memorandum dated March 4, 2015 relating to the initial offering of the Notes; to enter into additional or supplemental Security Documents; to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes (and the guarantee of such Notes pursuant to the Guarantee) in accordance with the limitations set forth in the Indenture; to allow for any Guarantor to execute a supplemental indenture with respect to the Notes; or to evidence the succession of a new Trustee under the Indenture.
(13)    DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (i) the Issuer fails to pay interest on any Note in accordance with the terms of this Indenture within five days after the same becomes due and payable; (ii) the Issuer fails to pay any

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principal or premium, if any, on any Note after the same becomes due and payable, whether by scheduled maturity, redemption, acceleration or otherwise, or the Issuer fails to offer to redeem or purchase the Notes when required to do so pursuant to Sections 3.09, 3.10, 3.11, 4.15, 4.40, 4.41, 4.42, 4.43 or 4.44 of the Indenture; (iii) any Obligor fails to perform or observe any of the other covenants under the Indenture or any Security Document (other than, in the case of any Security Document, covenants, the breach of which would not reasonably be expected to result in a Material Adverse Effect) and not otherwise specifically provided for elsewhere in the Indenture and does not cure such failure within 30 days after the earlier of its receipt of notice by the Trustee or the Holders of at least 25% of aggregate principal amount of the Notes then outstanding as a single class and its Actual Knowledge thereof; provided that such grace period may be extended to 90 days if such Obligor is taking action reasonably likely to cure such failure to perform; (iv) any Obligor is involved in a Bankruptcy Event; (v) any Obligor shall (a) default in the payment of any principal, interest or other amount when due and after the expiration of any applicable grace period, whether by acceleration or otherwise, in respect of any Obligations under the LC Facility or the Replacement LC Facility in principal amount of $10.0 million or more or (b) default in the performance or observance of any obligation or condition with respect to any other Indebtedness in an aggregate principal amount of $25.0 million or more and the effect of such default is to cause the acceleration of such amounts prior to scheduled maturity; (vi) a final judgment or judgments for the payment of money exceeding $25.0 million in the aggregate that are not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Trustee by an insurance consultant shall be entered against any Obligor by one or more courts, administrative tribunals or other bodies having jurisdiction over such Obligor and the same is not paid, discharged or stayed, or for which no bond is posted, for a period of 90 consecutive days after its entry; (vii) the occurrence of an Event of Abandonment continues for more than 30 consecutive days; (viii) subject to clause (ix) below, an event of default shall have occurred under any Major Project Contract other than the PPAs that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 60 days; provided, however, that (a) if (1) the such event of default cannot be cured within such 60-day period, (2) such event of default is reasonably susceptible of cure within 120 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in such Major Project Contract) and (5) an extension of such 60-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 90 days after the end of the initial 60-day period (for a total of 150 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Obligors may replace a Major Project Contract other than the PPAs with a Replacement Project Contract within 120 days; (ix) (A) notwithstanding clause (viii) above, any Major Project Contract other than the PPAs shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder and other than a termination of one or more LGIAs or the termination of the EPC Contracts in connection

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with which each of the Obligors shall have complied with the provisions of Section 3.10 hereof) unless (1) such Obligor replaces such Major Project Contract with a Replacement Project Contract within 120 days after such termination or cessation and (2) such Obligor shall have fully satisfied all of its obligations arising out of such termination or cessation within such 120-day period or (B) any Permit necessary to operate either Project substantially in accordance with the Project Contracts has been revoked or withdrawn where such revocation or withdrawal would reasonably be expected to have a Material Adverse Effect and no replacement Permit has been obtained within 60 days of such revocation or withdrawal; provided that if such replacement Permit cannot be obtained within such 60-day period then the time within which such replacement Permit may be obtained shall be extended to such date, not to exceed 30 days after the end of the initial 60-day period (for a total of 90 days) as long as diligent efforts are undertaken to obtain such replacement Permit; (x) subject to clause (xi) below, an event of default shall have occurred under either of the PPAs that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 30 days; provided, however, that (a) if (1) such event of default cannot be cured within such 30-day period, (2) such event of default is reasonably susceptible of cure within 90 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in the applicable PPA) and (5) an extension of such 30-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 60 days after the end of the initial 30-day period (for a total of 90 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, applicable Obligor may replace a PPA with a Replacement Project Contract within 90 days; (xi) notwithstanding clause (x) above, any PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder) unless (a) the Obligors that are a party thereto replace such PPA(s) with a Replacement Project Contract within 90 days after such termination or cessation and (b) the Obligors that are a party thereto shall have fully satisfied all of its obligations arising out of such termination or cessation within such 90-day period; (xii) the Lien contained in the Indenture or any of the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any material portion of the Collateral described therein with the priority purported to be created thereby and such effectiveness and perfection priority is not reinstated or the Obligors have not posted cash collateral to the Collateral Agent in an aggregate amount equal to the replacement value thereof, in each case within 30 days after the time of discovery thereof by such Obligor, except to the extent that any such loss of effectiveness results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; (xiii) the Indenture, the Guarantee or any Security Document referenced in Section 6.01(m) of the Indenture is declared unenforceable by a Governmental Authority having jurisdiction over any party thereto or the subject matter thereof; (xiv) if, at any time following delivery by the Issuer of an ERISA Notice, (a) any Plan fails to satisfy the minimum funding standards of ERISA or the Internal Revenue Code

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for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code, (b) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies any Obligor that a Plan may become a subject of any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, exceeds $10.0 million, (d) any Obligor incurs or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, (e) any Obligor withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, or (f) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in sub-clauses (xiv)(a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; (xv) (a) failure by the Sponsor to contribute the Equity Contribution Amount when due and such failure continues for five Business Days or (b) the Sponsor fails to provide credit support for the obligations under the Equity Contribution Agreement, if required, and such failure continues for 30 days; and (xvi) failure to complete construction of generation capacity of at least 500 MW in the aggregate of the Projects on or before the latest "Commercial Operation Deadline" (as defined in the PPAs for each Project).
In the case of an Event of Default arising from a Bankruptcy Event with respect to any Obligor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may require the Trustee to declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the limitations set forth in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if and so long as a committee of its Responsible Officers in good faith it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or

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Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(14)    TRUSTEE DEALINGS WITH OBLIGORS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Obligors or their Affiliates, and may otherwise deal with the Obligors or their Affiliates, as if it were not the Trustee.
(15)    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or incorporator of any Obligor and no equityholder of an Obligor (including any owner of any membership interest in an Obligor), as such, will have any liability for any obligations of the Obligors under the Notes, the Indenture, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws
(16)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Solar Star Funding, LLC
c/o BHE Renewables, LLC
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
Facsimile No.: (515) 281-2396
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the box below:

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*     This schedule should be included only if the Note is issued in global form.

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SCHEDULE 1
SCHEDULE OF PRINCIPAL PAYMENTS
The principal of the Series B Notes will be payable in semi-annual installments, commencing June 30, 2016, pro rata to the registered Holders thereof in accordance with the following schedule:

Payment Date	Percentage of Original Principal Amount Payable	Payment Date	Percentage of Original Principal Amount Payable
June 30, 2016	0.51055%	June 30, 2026	1.54780%
December 30, 2016	2.37126%	December 30, 2026	3.69767%
June 30, 2017	0.62914%	June 30, 2027	1.68139%
December 30, 2017	2.47975%	December 30, 2027	3.86658%
June 30, 2018	0.70176%	June 30, 2028	1.82094%
December 30, 2018	2.59679%	December 30, 2028	4.04172%
June 30, 2019	0.80960%	June 30, 2029	1.96967%
December 30, 2019	2.73694%	December 30, 2029	4.22333%
June 30, 2020	0.91237%	June 30, 2030	2.11675%
December 30, 2020	2.86502%	December 30, 2030	4.40507%
June 30, 2021	0.98779%	June 30, 2031	2.27631%
December 30, 2021	2.98894%	December 30, 2031	4.60000%
June 30, 2022	1.10868%	June 30, 2032	2.44086%
December 30, 2022	3.14561%	December 30, 2032	4.80197%
June 30, 2023	1.23197%	June 30, 2033	2.61608%
December 30, 2023	3.30790%	December 30, 2033	5.01179%
June 30, 2024	1.36322%	June 30, 2034	2.79683%
December 30, 2024	3.47656%	December 30, 2034	5.22919%
June 30, 2025	1.49410%	June 30, 2035	1.52212%
December 30, 2025	3.61598%

This Schedule 1 shall be adjusted in the event of any redemption or purchase of the Series B Notes in part.

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[Face of Regulation S Temporary Global Note]

CUSIP/CINS U8340V AB6
3.95% Series B Senior Secured Notes due 2035
No. ___                                        $__________
SOLAR STAR FUNDING, LLC
promises to pay to __________ or registered assigns,
the principal sum of __________________________________________________________ DOLLARS in installments on the dates and in the amounts as set forth in Schedule 1 hereto and made part hereof.
Interest Payment Dates: June 30 and December 30
Record Dates: June 15 and December 15

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Dated: __________
SOLAR STAR FUNDING, LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
    Authorized Signatory

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[Back of Regulation S Temporary Global Note]
3.95% Series B Senior Secured Notes due 2035
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)Interest. Solar Star Funding, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 3.95% per annum from March 12, 2015 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 30, 2015. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2)Method of Payment. The Issuer will pay interest, and will make payments of principal in accordance with Schedule 1 hereto, on the Series B Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Series B Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent on or before

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the relevant record date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer may act as Paying Agent or Registrar.
(4)Indenture and security documents. The Issuer issued the Notes under an Indenture dated as of June 27, 2013 (the “Base Indenture”) among the Issuer, the Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of March 12, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer, secured on a first priority basis by a security interest in substantially all of the Issuer’s assets, pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder, subject however to the provisions of Section 4.09 of the Indenture.
(5)Optional Redemption.
(a)At any time prior to the Maturity Date the Issuer will have the right, at its option, to redeem any of the Notes, in whole at any time or in part from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes being redeemed and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes up to, but not including, the redemption date (subject to the right of the Holder on the relevant record date to receive interest due on the relevant interest payment date).
(b)Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that

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if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(7)No Sinking Fund. The Issuer is not required to make sinking fund payments with respect to the Notes.
(8)CHANGE OF CONTROL REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase all or a portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). Within 10 days following the date upon which a Change of Control has occurred, the Issuer will send, by first-class mail a notice describing the transaction or transactions that Constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9)Mandatory Redemption.
(a)    If:
(1)    all or a portion of either Project is destroyed, condemned, seized or expropriated,
(2)    the Obligors receive Loss Proceeds from insurance, indemnification, condemnation or otherwise as a result of such event noted above in excess of an amount equal to $15.0 million in the aggregate for both Projects, which amount shall have been deposited into the Loss Proceeds Account pursuant to Section 3.10 of the Depositary Agreement; and
(3)    (a) the Issuer does not submit a Reinvestment Certificate within the later of (i) 90 days of the occurrence of such Loss Event and (ii) 60 days after the applicable Obligor(s) receive the applicable Loss Proceeds related to such Loss Event (or promptly upon the Issuer’s determination not to undertake any Restoration Work in connection with such Loss Event), (b) the Issuer fails to submit an acceptable Reinvestment Plan (as approved by the Required Lenders, which approval shall not be unreasonably withheld or delayed, in consultation with the Independent Engineer) within the same time period set forth in clause (a), (c) the applicable Obligor fails to undertake any Restoration Work to the extent required in accordance with the applicable Reinvestment Plan, (d) the applicable Obligor fails to complete such Restoration Work within 270 days following the occurrence of such Loss Event (provided that such period may be extended for an additional 180 days in the event the applicable Obligor(s) are using commercially reasonable efforts to complete such Restoration Work), or (e) upon completion of such Restoration Work, the amount of excess Loss Proceeds not needed for such purpose is greater than $15.0 million in the aggregate for both Projects;

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then, within five (5) Business Days thereof, or any other applicable event described in Section 3.10 of the Depositary Agreement pursuant to which Loss Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.10(b)(ii), (iii), (v) or 3.10(c)(ii) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Loss Proceeds or such excess or remaining Loss Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such Loss Proceeds or excess or remaining Loss Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(b)    If a Title Event occurs, the applicable Obligor will use Title Event Proceeds to pay or reimburse costs and expenses necessary to remedy the applicable Title Event. Upon the completion of the effort to remedy any Title Event, if the amount of any excess Title Event Proceeds not needed for such purpose is in excess of $25.0 million in the aggregate for both Projects, the Issuer will, within five (5) Business Days following its delivery to the Trustee and the Collateral Agent of an Officer’s Certificate certifying, among other things, the result of the effort to remedy such Title Event, direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such excess Title Event Proceeds to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such excess Title Event Proceeds to the LC Facility Prepayment Account, which amounts shall be used to redeem the maximum principal amount of the Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, prepay outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such excess Title Event Proceeds. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(c) If:
(1)     the applicable Obligors receive any Performance LD Proceeds in excess of $25.0 million in the aggregate for both Projects; and

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(2)(a)     the Issuer does not submit a Reinvestment Certificate within the 60 days after it receives such Performance LD Proceeds (or promptly upon the Issuer’s determination not to undertake any Performance LD Reinvestment Work with such Performance LD Proceeds), (b) the Issuer fails to submit an acceptable Reinvestment Plan (as approved by the Required Lenders, which approval shall not be unreasonably withheld or delayed, in consultation with the Independent Engineer) within the same time period set forth in clause (a), (c) the applicable Obligor fails to complete such Performance LD Reinvestment Work within 90 days following the receipt of such Performance LD Proceeds (provided that such period may be extended for an additional 60 days if the applicable Obligor(s) are using commercially reasonable efforts to complete such Performance LD Reinvestment Work), or (d) upon completion of any Performance LD Reinvestment Work, the amount of excess Performance LD Proceeds not needed for such purpose is greater than $25.0 million in the aggregate for both Projects;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Performance LD Proceeds are to be deposited into the Note Redemption Account pursuant to Section 3.11(b)(ii), (iv) or (vi) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Performance LD Proceeds or such excess or remaining Performance LD Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be redeemed or prepaid out of such Performance LD Proceeds or excess or remaining Performance LD Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
Notwithstanding the foregoing, if on the Commercial Operation Date, for the later of the Projects to achieve Commercial Operation, the Projects are capable of generating at least 500.00MW of electricity in the aggregate, the Issuer shall not be obligated to make such prepayment or redemption otherwise required pursuant to this clause (c) if it instead elects to be subject to the provisions of a Permitted Capacity Reduction, including the mandatory redemption required thereunder.
(d)    If:

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(1) the Obligors receive any Project Contract Termination Proceeds in excess of $25.0 million in the aggregate for both Projects; and
(2)(a) the Issuer does not submit a Reinvestment Certificate within 60 days after it receives such Project Contract Termination Proceeds (or promptly upon the Issuer’s determination not to undertake any Project Contract Replacement Work with such Project Contract Termination Proceeds) or (b) upon completion of such Project Contract Replacement Work, the amount of excess Project Contract Termination Proceeds not needed for such purposes is greater than $25.0 million in the aggregate for both Projects;
then, within five (5) Business Days thereof or any other applicable event described in Section 3.11 of the Depositary Agreement pursuant to which Project Contract Termination Proceeds are deposited into the Note Redemption Account pursuant to Section 3.11(c)(ii) or (iv) of the Depositary Agreement, the Issuer will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such Project Contract Termination Proceeds or such excess Project Contract Termination Proceeds, as applicable, to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with the provisions set forth under Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses incurred in connection therewith) that may be prepaid or redeemed out of such Project Contract Termination Proceeds or excess Project Contract Termination Proceeds, as the case may be. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(e)    In the event that, on any Quarterly Date, the conditions for making a Restricted Payment are not satisfied, remaining monies in the Distribution Suspense Account will not, except as indicated in the following sentences, be distributed therefrom until the conditions for making a Restricted Payment are satisfied. If such amounts have been on deposit in the Distribution Suspense Account longer than eight consecutive Quarterly Dates and the Issuer has not been permitted to make a Restricted Payment because the conditions for making such Restricted Payment have not been satisfied, within five Business Days following the eighth consecutive Quarterly Date, the Issuer, will direct in writing (which written direction shall specify the amounts of the following transfers) the Depositary Agent to transfer (x) the Note Pro Rata Share of such remaining monies to the Note Redemption Account and (y) the LC Facility Pro Rata Share (if any) of such remaining monies to the LC Facility Prepayment Account, which amounts shall be used to redeem or prepay the maximum principal amount of Notes in accordance with

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the provisions set forth in Section 3.09 of the Indenture and, if required, outstanding LC Facility Obligations (plus all accrued interest on the Notes and outstanding LC Facility Obligations and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be prepaid or redeemed out of such amounts remaining in the Distribution Suspense Account, provided that the Issuer shall be entitled to request that any such amounts may be applied instead to the payment of Project Costs (excluding costs described in clause 7(b) of the definition of Project Costs), operating expenses or other transaction costs. The redemption price in any such redemption will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.
(f)    In the event of: (i) any reduction to the Facility Capacity of a Project as a result of the Capacity Test under the EPC Contract for such Project of (ii) the occurrence at the Commercial Operation Date for such Project, of any situation that would otherwise require a Mandatory Redemption pursuant to Section 4.42 of the Indenture, such Facility Capacity may be reduced on such date in accordance with the terms of such EPC Contract and the PPA for such Project or as otherwise set forth herein and no breach or default under the Financing Documents or any relevant Major Project Contract shall be deemed to have occurred as a result of such reduction or the events giving rise thereto; provided, that, (a) within 30 days after the effective date of such reduction, the Issuer shall have delivered to the Collateral Agent and the Independent Engineer a certificate setting forth the aggregate principal amount of Notes (“Adjusted Senior Note Amount”) that could have been issued if such Notes had originally been issued with respect to the Project(s) at such reduced capacity, provided that the Projected Debt Service Coverage Ratio calculated after giving effect to such Project(s) capacity reduction and the Adjusted Senior Note Amount, shall equal or exceed the projected minimum Debt Service Coverage Ratios for each annual period during the projected period during the period covered by the Base Case Projections as set forth in the Base Case Projections (as certified by the Independent Engineer and set forth in Exhibit D to the Base Indenture), (b) within 60 days after the Issuer’s delivery of the certificate set forth in clause (a), the Issuer shall have redeemed Notes in the aggregate principal amount, if any, by which the then aggregate outstanding principal amount of Notes exceeds the Adjusted Senior Note Amount (the “Capacity Reduction Payment”), at a price equal to par, plus accrued and unpaid interest to the date of such redemption, if any, without premium or penalty, in accordance with the provisions set forth in Section 3.09 of the Indenture, (c) the Major Project Contracts otherwise remain in effect with respect to the Project(s) at such reduced capacity, (d) if applicable, all liquidated damages or other payments required to be paid by SunPower Corporation under the EPC Contract(s) in respect of such reduction in capacity have been paid and (e) if applicable, all payments required to be paid by the applicable Project Issuer under the PPAs have been paid.
(10)Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The

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Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holders will be required to pay all taxes due upon transfer, unless the Issuer or any of its Affiliates is a party to the transfer. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11)Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantee (with respect to the obligations of the Guarantors to the Holders) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from acceleration that has been cured) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of any Obligor’s obligations to Holders by a successor to the Issuer pursuant to the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; to conform the text of the Indenture, the Notes, the Guarantees or the Security Documents, to any provision of the “Description of the Notes” section of the Issuer’s Offering Memorandum dated March 4, 2015 relating to the initial offering of the Notes; to enter into additional or supplemental Security Documents; to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes (and the guarantee of such Notes pursuant to the Guarantee) in accordance with the limitations set forth in the Indenture; to allow for any Guarantor to execute a supplemental indenture with respect to the Notes; or to evidence the succession of a new Trustee under the Indenture.
(13)Defaults and Remedies. Each of the following is an Event of Default: (i) the Issuer fails to pay interest on any Note in accordance with the terms of this Indenture within five days after the same becomes due and payable; (ii) the Issuer fails to pay any principal or premium, if any, on any Note after the same becomes due and payable, whether by scheduled maturity, redemption, acceleration or otherwise, or the Issuer fails to offer to redeem or purchase the Notes when required to do so pursuant to Sections 3.09, 3.10, 3.11, 4.15, 4.40, 4.41, 4.42, 4.43 or 4.44 of the Indenture; (iii) any Obligor fails to perform or observe any of the other covenants under the Indenture or any Security Document (other than, in the case of any Security Document, covenants, the breach of which would not

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reasonably be expected to result in a Material Adverse Effect) and not otherwise specifically provided for elsewhere in the Indenture and does not cure such failure within 30 days after the earlier of its receipt of notice by the Trustee or the Holders of at least 25% of aggregate principal amount of the Notes then outstanding as a single class and its Actual Knowledge thereof; provided that such grace period may be extended to 90 days if such Obligor is taking action reasonably likely to cure such failure to perform; (iv) any Obligor is involved in a Bankruptcy Event; (v) any Obligor shall (a) default in the payment of any principal, interest or other amount when due and after the expiration of any applicable grace period, whether by acceleration or otherwise, in respect of any Obligations under the LC Facility or the Replacement LC Facility in principal amount of $10.0 million or more or (b) default in the performance or observance of any obligation or condition with respect to any other Indebtedness in an aggregate principal amount of $25.0 million or more and the effect of such default is to cause the acceleration of such amounts prior to scheduled maturity; (vi) a final judgment or judgments for the payment of money exceeding $25.0 million in the aggregate that are not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Trustee by an insurance consultant shall be entered against any Obligor by one or more courts, administrative tribunals or other bodies having jurisdiction over such Obligor and the same is not paid, discharged or stayed, or for which no bond is posted, for a period of 90 consecutive days after its entry; (vii) the occurrence of an Event of Abandonment continues for more than 30 consecutive days; (viii) subject to clause (ix) below, an event of default shall have occurred under any Major Project Contract other than the PPAs that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 60 days; provided, however, that (a) if (1) such event of default cannot be cured within such 60-day period, (2) such event of default is reasonably susceptible of cure within 120 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in such Major Project Contract) and (5) an extension of such 60-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 90 days after the end of the initial 60-day period (for a total of 150 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the Obligors may replace a Major Project Contract other than the PPAs with a Replacement Project Contract within 120 days; (ix) (A) notwithstanding clause (viii) above, any Major Project Contract other than the PPAs shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder and other than a termination of one or more LGIAs or the termination of the EPC Contracts in connection with which each of the Obligors shall have complied with the provisions of Section 3.10 hereof) unless (1) such Obligor replaces such Major Project Contract with a Replacement Project Contract within 120 days after such termination or cessation and (2) such Obligor shall have fully satisfied all of its obligations arising out of such termination or cessation within such 120-day period or (B) any Permit necessary to operate either Project substantially in accordance with the Project Contracts has been revoked or withdrawn where such

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revocation or withdrawal would reasonably be expected to have a Material Adverse Effect and no replacement Permit has been obtained within 60 days of such revocation or withdrawal; provided that if such replacement Permit cannot be obtained within such 60-day period then the time within which such replacement Permit may be obtained shall be extended to such date, not to exceed 30 days after the end of the initial 60-day period (for a total of 90 days) as long as diligent efforts are undertaken to obtain such replacement Permit; (x) subject to clause (xi) below, an event of default shall have occurred under either of the PPAs that could reasonably be expected to have a Material Adverse Effect and such event of default shall continue unremedied for a period equal to 30 days; provided, however, that (a) if (1) such event of default cannot be cured within such 30-day period, (2) such event of default is reasonably susceptible of cure within 90 days from such event of default, (3) the defaulting party is proceeding with all requisite diligence and in good faith to cure such failure, (4) such breach or default is the subject of a good faith dispute between the parties (and such parties are utilizing the appropriate dispute resolution procedures set forth in the applicable PPA) and (5) an extension of such 30-day cure could not reasonably be expected to have a Material Adverse Effect, then the time within which such failure may be cured shall be extended to such date, not to exceed 60 days after the end of the initial 30-day period (for a total of 90 days), as shall be necessary for such party diligently to cure such failure; provided further, however, that notwithstanding the foregoing, the applicable Obligor may replace a PPA with a Replacement Project Contract within 90 days; (xi) notwithstanding clause (x) above, any PPA shall terminate or otherwise cease to be valid and binding on any party thereto (except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder) unless (a) the Obligors that are a party thereto replace such PPA(s) with a Replacement Project Contract within 90 days after such termination or cessation and (b) the Obligors that are a party thereto shall have fully satisfied all of their obligations arising out of such termination or cessation within such 90-day period; (xii) the Lien contained in the Indenture or any of the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any material portion of the Collateral described therein with the priority purported to be created thereby and such effectiveness and perfection priority is not reinstated or the Obligors have not posted cash collateral to the Collateral Agent in an aggregate amount equal to the replacement value thereof, in each case within 30 days after the time of discovery thereof by such Obligor, except to the extent that any such loss of effectiveness results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; (xiii) the Indenture, the Guarantee or any Security Document referenced in Section 6.01(m) of the Indenture is declared unenforceable by a Governmental Authority having jurisdiction over any party thereto or the subject matter thereof; (xiv) if, at any time following delivery by the Issuer of an ERISA Notice, (a) any Plan fails to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code, (b) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies any Obligor that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within

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the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, exceeds $10.0 million, (d) any Obligor incurs or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, (e) any Obligor withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, or (f) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in sub-clauses (xiv)(a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; (xv) (a) failure by the Sponsor to contribute the Equity Contribution Amount when due and such failure continues for five Business Days or (b) the Sponsor fails to provide credit support for the obligations under the Equity Contribution Agreement, if required, and such failure continues for 30 days; and (xvi) failure to complete construction of generation capacity of at least 500 MW in the aggregate of the Projects on or before the latest “Commercial Operation Deadline” (as defined in the PPAs for each Project).

In the case of an Event of Default arising from a Bankruptcy Event with respect to any Obligor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may require the Trustee to declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the limitations set forth in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if and so long as a committee of its Responsible Officers in good faith it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(14)Trustee Dealings with Obligors. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Obligors or their Affiliates, and may otherwise deal with the Obligors or their Affiliates, as if it were not the Trustee.

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(15)No Recourse Against Others. No past, present or future director, officer, employee or incorporator of any Obligor and no equityholder of an Obligor (including any owner of any membership interest in an Obligor), as such, will have any liability for any obligations of the Obligors under the Notes, the Indenture, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(16)Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Solar Star Funding, LLC
c/o BHE Renewables, LLC
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
Facsimile No.: (515) 281-2396
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the box below:

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Regulation S Temporary Global Note
The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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SCHEDULE 1
schedule of principal payments
The principal of the Series B Notes will be payable in semi-annual installments, commencing June 30, 2015, pro rata to the registered Holders thereof in accordance with the following schedule:

Payment Date	Percentage of Original Principal Amount Payable	Payment Date	Percentage of Original Principal Amount Payable
June 30, 2016	0.51055%	June 30, 2026	1.54780%
December 30, 2016	2.37126%	December 30, 2026	3.69767%
June 30, 2017	0.62914%	June 30, 2027	1.68139%
December 30, 2017	2.47975%	December 30, 2027	3.86658%
June 30, 2018	0.70176%	June 30, 2028	1.82094%
December 30, 2018	2.59679%	December 30, 2028	4.04172%
June 30, 2019	0.80960%	June 30, 2029	1.96967%
December 30, 2019	2.73694%	December 30, 2029	4.22333%
June 30, 2020	0.91237%	June 30, 2030	2.11675%
December 30, 2020	2.86502%	December 30, 2030	4.40507%
June 30, 2021	0.98779%	June 30, 2031	2.27631%
December 30, 2021	2.98894%	December 30, 2031	4.60000%
June 30, 2022	1.10868%	June 30, 2032	2.44086%
December 30, 2022	3.14561%	December 30, 2032	4.80197%
June 30, 2023	1.23197%	June 30, 2033	2.61608%
December 30, 2023	3.30790%	December 30, 2033	5.01179%
June 30, 2024	1.36322%	June 30, 2034	2.79683%
December 30, 2024	3.47656%	December 30, 2034	5.22919%
June 30, 2025	1.49410%	June 30, 2035	1.52212%
December 30, 2025	3.61598%

This Schedule 1 shall be adjusted in the event of any redemption or purchase of the Series B Notes in part.

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